Exhibit 99.1

NEWS RELEASE

RIVERVIEW FINANCIAL CORPORATION

REPORTS THIRD QUARTER FINANCIAL RESULTS FOR 2020

HARRISBURG, PA, October 26, 2020 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), the holding company for Riverview Bank (the “Bank”), today reported net income of $695 thousand, or $0.08 per basic and diluted weighted average common share, for the third quarter of 2020, compared to net income of $2.3 million, or $0.25 per basic and diluted weighted average common share, for the third quarter of 2019. For the nine months ended September 30, 2020, Riverview reported a net loss of $22.8 million, or $(2.46) per basic and diluted weighted average common share, compared to net income of $3.0 million, or $0.33 per basic and diluted weighted average common share, for the same period last year.

The decrease in the Company’s earnings for the three months ended September 30, 2020 as compared to the same period in 2019 was the result of an increase in the provision for loan losses coupled with the recognition of severance and furlough expenses and nonrecurring occupancy expenses. The loan loss provision increased $795 thousand comparing the three months ended September 30, 2020 and 2019. In addition, the Company recognized $579 thousand in costs associated with severance and furlough expenses related to the implementation of a cost reduction strategy aimed at substantially lowering operating costs. Also impacting third quarter 2020 results was the recognition of write downs of fair values on certain held for sale properties and the acceleration of lease payments on a closed office totaling $469 thousand.

The decrease in the Company’s earnings for the nine months ended September 30, 2020 as compared to the same period in 2019 was primarily the result of a non-cash charge related to the recognition of goodwill impairment and an increase in the provision for loan losses, both stemming from the COVID-19 pandemic. The goodwill impairment of $24.8 million had no impact on tangible book value, regulatory capital ratios, liquidity or the Company’s cash balances. For the nine months ended September 30, 2020, the provision for loan losses totaled $5.7 million compared to $2.3 million for the comparable period in 2019. The increase in the year over year provision for loan losses is the combined result of year to date 2020 organic loan growth, excluding 100% SBA guaranteed Payroll Protection Loans, and changes in qualitative factors used in our ALLL model, accounting for increased economic risks and the direct impact on our customers resulting from the COVID-19 pandemic as of September 30, 2020. As the Company continues to evaluate the impact of the COVID-19 pandemic on our overall financial performance and operations, including its effects on our loan portfolio, our provision for loan losses may increase in future periods, which could adversely affect our results of operations. The Company’s earnings were further impacted as a result of a $2.3 million reduction of net accretion on acquired assets and assumed liabilities during the nine months ended September 30, 2020, as compared to the same period last year.

The impact of these reductions was offset by the recognition of an $815 thousand net gain on the sale of investment securities in order to provide liquidity to fund loan demand and limit exposure to falling rates through the disposition of adjustable rate securities. The Company also recognized interest and fees on origination of loans pursuant to the Paycheck Protection Program (“PPP”) of $2.8 million during the nine months ended September 30, 2020. The results for the nine months ended September 30, 2019 included the first quarter recognition of $2.2 million in nonrecurring executive separation expenses along with the $456 thousand in severance charges recorded in the second quarter of 2019.

As mentioned in prior earnings releases, as well as herein, the Company began implemented cost reduction strategies beginning in 2019, and those efforts continued subsequent to the end of the second quarter of 2020 by implementing additional efficiency initiatives aimed at substantially lowering operating costs. This action implemented on September 1, 2020 is expected to lower salaries and benefits expense by $3.4 million annually on a pre-tax basis. In concert with our earlier announcement that we have suspended dividend payments until further notice, additional measures were taken to further strengthen the safety and soundness of the Bank’s capital position, support future growth, and potentially take advantage of potential strategic opportunities focused upon enhancing shareholder value, the Company completed a private placement of $25 million of 5.75% Fixed to Floating Rate Subordinated Notes, due 2030 to certain qualified institutional buyers and accredited investors subsequent to the end of the third quarter 2020.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measures is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•

As part of ongoing efficiency initiatives, management implemented additional cost reduction strategies, primarily becoming effective beginning September 1, 2020, including the reduction of salaries and benefits expense by $3.4 million annually.

•

As of September 30, 2020, we granted loan payment deferrals of $6.5 million to consumer and commercial loan customers for 209 loans with outstanding balances totaling $137 million, or 11.8%, of total loans. Comparatively, at June 30, 2020, we granted loan payment deferrals of $9.1 million to consumer and commercial loan customers for 501 loans with outstanding balances totaling $256.4 million, or 22.0%, of total loans.

•	Interest and fees recognized on the origination of $273.8 million of PPP loans totaled $2.8 million in the nine months ended September 30, 2020.

•	Remaining accrued and unearned Small Business Administration PPP origination fees total $6.0 million at September 30, 2020.

•	Tangible stockholders’ equity to tangible assets, excluding PPP loans, was 8.62% at September 30, 2020.

•	Total interest-bearing fund costs declined to 0.56% for the third quarter 2020 compared to 0.67% for the prior quarter and 0.99% for the same quarter 2019.

•

The allowance for loan losses increased $4.5 million to $11.6 million, or 1.30% of loans, net, excluding 100% SBA guaranteed PPP loan balances, at September 30, 2020 from $7.1 million or 0.80% of loans, net at September 30, 2019,

•	Net charge-offs to average loans, net improved to (0.02)% in the third quarter of 2020 as compared to 0.20% in the second quarter of 2020 and 0.43% in the third quarter of 2019.

Brett D. Fulk, President and Chief Executive Officer, commented “while the ultimate impact of the Corona virus pandemic upon our customers remains largely unknown at this time, we have taken the necessary steps to bolster capital, increase our loan loss reserves, monitor credit quality, and proactively manage higher risk credit relationships. Given the aforementioned efforts I have a high degree of confidence that we will successfully manage our way through the current economic challenges we face. Furthermore, continuing improvement in our core pre-allowance for loan losses and pre-tax expenses demonstrates that our efficiency initiatives are generating the desired results.” Fulk went on to say “while reported earnings for 2020 will continue to be negatively impacted by the goodwill impairment expense taken in the second quarter of this year, I am extremely pleased that our team’s efforts are positioning Riverview for a bright future. While optimistic about the impact all our efforts are producing, I realize my optimism must remain tempered by the current pandemic and the remaining economic uncertainties faced by our economy and our industry. Therefore, our short-term goals shall remain focused on credit quality, managing our way through this current pandemic environment, and expense management.”

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three months ended September 30, decreased to $10.5 million in 2020 from $11.4 million in 2019. The decrease in tax-equivalent net interest income was primarily attributable to a decline in the tax-equivalent loan yield and the realization of lower levels of loan accretion from purchase accounting marks established from previous M&A activity. The tax-equivalent net interest margin for the three months ended September 30, 2020, decreased to 3.26% from 4.46% for the comparable period of 2019. The tax-equivalent net interest margin, excluding income and fees earned on PPP loans, would have been 3.41% in the third quarter of 2020. The tax-equivalent yield on the loan portfolio decreased to 3.94% in the third quarter of 2020 compared to 5.67% in third quarter of 2019. The actions taken by the Federal Open Market Committee in March 2020 to reduce its target federal funds rate by 150 basis points impacted the loan portfolio yield as it had a corresponding adverse effect on our floating and adjustable rate loans. Also influencing the decline was recognizing the lower yield earned on the addition of PPP loans. The yield earned on PPP loans from interest and fees was 2.41% for the nine months ended September 30, 2020. Investments yielded 2.33% on a tax-equivalent basis in the third quarter of 2020 compared to 2.96% for the same period last year. For the three months ended September 30, the cost of deposits decreased 43 basis points to 0.56% in 2020 from 0.99% in 2019. Loans, net averaged $1.2 billion in the third quarter of 2020 and $882.6 million in the third quarter of 2019. Average investments totaled $76.9 million in 2020 and $93.0 million in 2019. Average interest-bearing liabilities increased to $1.1 billion in 2020 from $817.4 million in 2019.

For the nine months ended September 30, tax-equivalent net interest income declined $2.8 million to $29.1 million in 2020 from $31.9 million in 2019. The decrease was attributable to a reduction in the net interest margin which more than offset the increase in average earning assets. For the nine months ended September 30, tax-equivalent net interest margin was 3.37% in 2020 compared to 4.18% in 2019. The tax-equivalent net interest margin excluding purchase accounting and income and fees earned on PPP loans would have been 3.45% for the nine months ended September 30, 2020. The tax-equivalent yield on the loan portfolio decreased to 4.18% in the nine months ended September 30, 2020 compared to 5.37% for the same period in 2019. For the nine months ended September 30, investments yielded 2.69% on a tax-equivalent basis in 2020 compared to 3.06% for the same period last year. The cost of deposits decreased 29 basis points to 0.71% in the nine months ended September 30, 2020 from 1.00% for the same period in 2019. The cost of interest-bearing liabilities decreased to 0.71% in 2020 from 1.06% in 2019. Comparing the nine months ended September 30, 2020 and 2019, average earning assets increased $130.5 million which outpaced the $124.4 million increase in average interest-bearing liabilities. Loans averaged $153.4 million higher while investments averaged $25.9 million lower comparing the nine months ended September 30, 2020 and 2019. With respect to the growth in interest-bearing liabilities, deposits averaged $3.9 million more in 2020 compared to last year while average borrowing grew by more than $120.5 million comparing the two periods.

The provision for loan losses totaled $1.8 million for the quarter ended September 30, 2020, compared to $1.0 million for the same period in 2019. The provision for loan losses totaled $5.7 million for the nine months ended September 30, 2020, compared to $2.3 million for the same period in 2019. The increase in the provision for loan losses was the combined result of organic loan growth, excluding PPP loan balances outstanding, and changes in qualitative factors related to the allowance for loan losses reserve associated with increasing risks within the economy and our credit portfolio due to the effects of COVID-19, as of September 30, 2020.

For the quarter ended September 30, noninterest income totaled $2.2 million in 2020 versus $2.0 million in 2019. The increase was primarily attributable to a $250 thousand increase in mortgage banking income due to an increase in refinancing activity brought on by the reduction in mortgage interest rates. Service charges, fees and commissions decreased $30 thousand while trust and wealth management income declined $68 thousand and $6 thousand, respectively, comparing the third quarters of 2020 and 2019.

For the nine months ended September 30, noninterest income increased by $1.2 million to $7.1 million in 2020 from $5.9 million in 2019. The primary contributors to the overall increase were $815 thousand in gains on the sale of investment securities and the recognition of higher comparable mortgage banking income of $543 thousand. Offsetting the increases were reductions in trust commissions and fees and wealth management income of $186 thousand and $73 thousand, respectively, comparing the nine months ended September 30, 2020 and 2019, which is partially driven by the impact the Corona virus pandemic has had upon equity market valuations during 2020 compared to market valuations throughout 2019. Additionally, we experienced reductions in overdraft fee income, ATM income, and reduced late charge fee income as we proactively worked with customers and noncustomers alike in an effort to minimize the financial impact of Covid-19 within the communities we serve.

Noninterest expense increased to $10.0 million for the three months ended September 30, 2020, from $9.4 million for the same period last year. The overall increase was primarily due to an increase of $179 thousand in salaries and employee benefit expenses due to nonrecurring severance and furlough costs, as well as a one-time charge of $387 thousand in net occupancy and equipment expense resulting from the closure of an office during 2019 that we have now determined to be a permanent closure. Other expenses decreased $61 thousand comparing the third quarters of 2020 and 2019 due to implementing efficiency initiatives and selective expense reductions made during the COVID-19 shutdowns within our market footprint.

For the nine months ended September 30, noninterest expense increased to $53.1 million in 2020 compared to $31.9 million for the same period in 2019. Excluding the second quarter, nonrecurring goodwill impairment charge, noninterest expense would have decreased by $3.5 million, or 11.0%, in the nine months ended 2020 as compared to the same period in 2019.

BALANCE SHEET REVIEW

Total assets, loans, net, and deposits totaled $1.4 billion, $1.2 billion, and $1.0 billion, respectively, at September 30, 2020. For the nine months ended September 30, 2020, total assets, loans and deposits increased $276.8 million, $311.3 million and $90.8 million, respectively. Business lending, including commercial and commercial real estate loans, increased $315.7 million due primarily to the addition of $273.8 million in PPP loans and originations in new and existing markets in the nine months of 2020. For this same period, construction lending increased $2.5 million while retail lending, which includes nonconforming residential mortgage, home equity and consumer loans, decreased $6.9 million. Total investments increased to $98.8 million at September 30, 2020, compared to $91.2 million at December 31, 2019 as security purchases more than offset payments and prepayments. The increase in total deposits consisted of increases in noninterest-bearing deposits of $30.8 million and interest-bearing deposits of $60.0 million. As a percentage of total deposits, noninterest-bearing deposits amounted to 17.3% at September 30, 2020 and 15.7% at December 31, 2019. Long term debt increased $210.1 million primarily through the use of the Federal Reserve’s PPPLF program, intended to provide low cost funding options to entities issuing PPP loans. For the third quarter ended September 30, 2020, total assets and deposits increased $10.0 million and $8.2 million, respectively, while loans, net, decreased $2.0 million.

Stockholders’ equity totaled $95.4 million, or $10.28 per share, at September 30, 2020, $118.1 million, or $12.81 per share, at December 31, 2019, and $117.3 million, or $12.77 per share, at September 30, 2019. The decrease in stockholders’ equity for the nine months ended September 30, 2020 was due to the goodwill impairment charge taken at the end of the second quarter of 2020. Tangible stockholders’ equity per common share increased to $10.04 at September 30, 2020, compared to $9.75 at September 30, 2019.

ASSET QUALITY REVIEW

Nonperforming assets were $13.0 million, or 1.12% of loans, net, and foreclosed assets at September 30, 2020, $13.4 million or 1.15% at June 30, 2020, and $5.1 million or 0.60% at December 31, 2019. Accruing Troubled debt restructured (“TDR”) loans increased $7.0 million from year end 2019 to $9.6 million at the end of the third quarter of 2020. In March 2020, a joint statement was issued by federal and state regulatory agencies to clarify that short-term loan modifications are not TDRs if made on a good-faith basis in response to COVID-19 to borrowers who were current prior to the implementation of our deferral programs. The Company reevaluates these credits granted deferrals under this guidance each quarter under its existing TDR framework, and where such a loan modification would meet traditional TDR concession definitions, the loan will be accounted for as a TDR. Adjusting for accruing restructured loans, nonperforming assets were $3.4 million, or 0.29% of loans, net and foreclosed assets at September 30, 2020, and $2.4 million, or 0.28%, at December 31, 2019. The allowance for loan losses balance equaled $11.6 million, or 1.0%, of loans, net, 1.30% excluding 100% SBA guaranteed PPP loan balances outstanding, at September 30, 2020, compared to $7.5 million, or 0.88%, at December 31, 2019. The coverage ratio, the allowance for loan losses as a percentage of nonperforming assets, was 89.4% at September 30, 2020 and 148.0% at December 31, 2019. Excluding accruing restructured loans, the coverage ratio would be 346.2% at September 30, 2020. Loans charged-off, net of recoveries, equaled $1.5 million for the nine months ended September 30, 2020 and 2019.

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry, Schuylkill and Somerset Counties through 27 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Most recently in December 2019, a novel strain of coronavirus surfaced in Wuhan, China, and spread around the world, with resulting business and social disruption. The coronavirus was declared a Public Health Emergency of International Concern by the World Health Organization on January 30, 2020. The risk factors associated with this event could have a material adverse effect on significant estimates, operations and business results of Riverview. Significant estimates as disclosed in Riverview’s Forms 10-K and 10-Q include allowance for loan losses, fair value of financial instruments, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loan, determination of other-than-temporary impairment losses on securities, impairment of goodwill and intangible assets.

Furthermore, the COVID-19 pandemic is having an adverse impact on the Company, its customers and the communities it serves. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on the Company’s business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, the Company could be subject to any of the following risks, any of which could have a material, adverse effect on the Company’s business, financial condition, liquidity, and results of operations: the demand for Bank’s products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; the Company’s allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect the Company’s net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to the Company; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on the Company’s assets may decline to a greater extent than the decline in the Company’s cost of interest-bearing liabilities, reducing the Company’s net interest margin and spread and reducing net income; the Company’s wealth management revenues may decline with continuing market turmoil; and the Company’s cybersecurity risks are increased as the result of an increase in the number of employees working remotely.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder, or take longer, to achieve than expected. As a regulated financial institution, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and Core net income ratios. The reported results for the three and nine months ended September 30, 2020 and 2019, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2020	2020	2020	2019	2019
Key performance data:

Per common share data:
Net income (loss)	$0.08	$(2.61)	$0.07	$0.14	$0.25
Core net income (1)	$0.07	$0.05	$0.00	$0.13	$0.25
Cash dividends declared	$0.00	$0.08	$0.08	$0.08	$0.08
Book value	$10.28	$10.20	$12.82	$12.81	$12.77
Tangible book value (1)	$10.04	$9.94	$9.87	$9.83	$9.75
Market value:
High	$7.77	$7.60	$13.60	$12.50	$11.68
Low	$5.25	$4.13	$5.25	$11.10	$9.90
Closing	$6.76	$5.38	$6.47	$12.49	$11.68
Market capitalization	$62,729	$49,839	$59,757	$115,116	$107,252
Common shares outstanding	9,279,503	9,263,697	9,236,039	9,216,616	9,182,565

Selected ratios:

Return on average stockholders’ equity	2.88%	(81.21)%	2.14%	4.28%	7.62%

Core return on average stockholders’ equity (1)	2.88%	1.55%	(0.04)%	4.09%	7.76%

Return on average tangible stockholders’ equity (1)	2.95%	(104.88)%	2.77%	5.59%	9.97%

Core return on average tangible stockholders’ equity (1)	2.95%	2.00%	(0.05)%	5.33%	10.16%

Tangible stockholders’ equity to tangible assets (1)	6.88%	6.85%	8.36%	8.61%	8.28%

Return on average assets	0.20%	(7.50)%	0.23%	0.46%	0.81%

Core return on average assets (1)	0.20%	0.14%	0.00%	0.44%	0.82%

Stockholders’ equity to total assets	7.03%	7.01%	10.60%	10.94%	10.57%

Efficiency ratio (2)	77.46%	76.84%	82.49%	84.24%	69.11%

Nonperforming assets to loans, net, and foreclosed assets	1.12%	1.15%	0.65%	0.60%	0.66%

Net charge-offs to average loans, net	(0.02)%	0.20%	0.49%	(0.12)%	0.43%

Allowance for loan losses to loans, net	1.00%	0.84%	0.93%	0.88%	0.80%

Earning assets yield (FTE) (3)	3.73%	3.85%	4.39%	4.54%	5.31%

Cost of funds	0.56%	0.67%	0.95%	0.99%	1.05%

Net interest spread (FTE) (3)	3.17%	3.18%	3.44%	3.55%	4.26%

Net interest margin (FTE) (3)	3.26%	3.29%	3.60%	3.74%	4.46%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets and goodwill impairment charge divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Nine Months Ended	Sep 30	Sep 30
	2020	2019
Interest income:
Interest and fees on loans:
Taxable	$31,649	$34,651
Tax-exempt	704	722
Interest and dividends on investment securities:
Taxable	1,291	2,113
Tax-exempt	176	159
Dividends
Interest on interest-bearing deposits in other banks	112	647
Interest on federal funds sold
Total interest income	33,932	38,292

Interest expense:
Interest on deposits	4,384	6,199
Interest on short-term borrowings	28
Interest on long-term debt	652	392
Total interest expense	5,064	6,591
Net interest income	28,868	31,701
Provision for loan losses	5,656	2,250
Net interest income after provision for loan losses	23,212	29,451

Noninterest income:
Service charges, fees and commissions	3,491	3,497
Commissions and fees on fiduciary activities	669	855
Wealth management income	636	709
Mortgage banking income	900	357
Life insurance investment income	578	574
Net gain (loss) on sale of investment securities available-for-sale	815	(95)
Total noninterest income	7,089	5,897

Noninterest expense:
Salaries and employee benefits expense	15,452	18,572
Net occupancy and equipment expense	3,676	3,174
Amortization of intangible assets	509	582
Goodwill impairment	24,754
Net cost of operation of other real estate owned	40	20
Other expenses	8,713	9,531
Total noninterest expense	53,144	31,879
Income (loss) before income taxes	(22,843)	3,469
Income tax expense (benefit)	(49)	456
Net income (loss)	$(22,794)	$3,013
Other comprehensive income:
Unrealized gain on investment securities available-for-sale	$2,007	$2,703
Reclassification adjustment for (gain) loss included in net income	(815)	95
Change in pension liability
Change in cash flow hedge	11
Income tax expense related to other comprehensive income	253	588
Other comprehensive income, net of income taxes	950	2,210
Comprehensive income (loss)	$(21,844)	$5,223

Per common share data:
Net income:
Basic	$(2.46)	$0.33
Diluted	$(2.46)	$0.33
Average common shares outstanding:
Basic	9,248,856	9,159,281
Diluted	9,248,856	9,172,015
Cash dividends declared	$0.15	$0.28

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2020	2020	2020	2019	2019
Interest income:
Interest and fees on loans:
Taxable	$11,265	$10,602	$9,782	$10,216	$12,283
Tax-exempt	223	236	245	257	259
Interest and dividends on investment securities available-for-sale:
Taxable	360	396	535	622	641
Tax-exempt	71	68	37	41	43
Dividends
Interest on interest-bearing deposits in other banks	11	12	89	119	200
Interest on federal funds sold
Total interest income	11,930	11,314	10,688	11,255	13,426

Interest expense:
Interest on deposits	1,200	1,395	1,789	1,887	2,027
Interest on short-term borrowings		23	5
Interest on long-term debt	304	225	123	122	127
Total interest expense	1,504	1,643	1,917	2,009	2,154
Net interest income	10,426	9,671	8,771	9,246	11,272
Provision for loan losses	1,844	2,012	1,800	156	1,049
Net interest income after provision for loan losses	8,582	7,659	6,971	9,090	10,223

Noninterest income:
Service charges, fees and commissions	1,099	1,011	1,381	1,689	1,129
Commissions and fees on fiduciary activities	246	210	213	225	314
Wealth management income	220	196	220	231	226
Mortgage banking income	401	391	108	210	151
Life insurance investment income	192	193	193	189	193
Net gain (loss) on sale of investment securities available-for-sale			815	73	(53)
Total noninterest income	2,158	2,001	2,930	2,617	1,960

Noninterest expense:
Salaries and employee benefits expense	5,411	4,985	5,056	5,273	5,232
Net occupancy and equipment expense	1,428	1,068	1,180	1,183	1,041
Amortization of intangible assets	170	169	170	191	194
Goodwill impairment		24,754
Net cost (benefit) of operation of other real estate owned	51		(11)	47	(15)
Other expenses	2,918	2,978	2,817	3,495	2,979
Total noninterest expense	9,978	33,954	9,212	10,189	9,431
Income (loss) before income taxes	762	(24,294)	689	1,518	2,752
Income tax expense (benefit)	67	(172)	56	245	486
Net income (loss)	$695	$(24,122)	$633	$1,273	$2,266

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$114	$840	$1,053	$134	$(256)
Reclassification adjustment for (gain) loss included in net income			(815)	(73)	53
Change in pension liability				16
Change in cash flow hedge	49	(38)
Income tax expense (benefit) related to other comprehensive income (loss)	35	168	50	16	(42)
Other comprehensive income (loss), net of income taxes	128	634	188	61	(161)
Comprehensive income (loss)	$823	$(23,488)	$821	$1,334	$2,105

Per common share data:
Net income (loss):
Basic	$0.08	$(2.61)	$0.07	$0.14	$0.25
Diluted	$0.08	$(2.61)	$0.07	$0.14	$0.25
Average common shares outstanding:
Basic	9,273,666	9,249,184	9,223,445	9,191,551	9,173,901
Diluted	9,273,666	9,249,184	9,233,060	9,210,646	9,181,076
Cash dividends declared	$0.00	$0.08	$0.08	$0.08	$0.08

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2020	2020	2020	2019	2019
Net interest income:
Interest income
Loans, net:
Taxable	$11,265	$10,602	$9,782	$10,216	$12,283
Tax-exempt	282	299	310	325	328
Total loans, net	11,547	10,901	10,092	10,541	12,611
Investments:
Taxable	360	396	535	622	641
Tax-exempt	90	86	47	52	54
Total investments	450	482	582	674	695
Interest on interest-bearing balances in other banks	11	12	89	119	200
Federal funds sold
Total interest income	12,008	11,395	10,763	11,334	13,506
Interest expense:
Deposits	1,200	1,395	1,789	1,887	2,027
Short-term borrowings		23	5
Long-term debt	304	225	123	122	127
Total interest expense	1,504	1,643	1,917	2,009	2,154
Net interest income	$10,504	$9,752	$8,846	$9,325	$11,352

Yields on earning assets:
Loans, net:
Taxable	3.95%	4.10%	4.69%	4.93%	5.77%
Tax-exempt	3.57%	3.46%	3.50%	3.47%	3.47%
Total loans, net	3.94%	4.08%	4.64%	4.86%	5.67%
Investments:
Taxable	2.17%	2.74%	2.78%	2.69%	2.90%
Tax-exempt	3.31%	4.10%	4.08%	4.19%	4.08%
Total investments	2.33%	2.91%	2.85%	2.77%	2.96%
Interest-bearing balances with banks	0.11%	0.10%	1.17%	1.39%	2.31%
Federal funds sold
Total earning assets	3.73%	3.85%	4.39%	4.54%	5.31%
Costs of interest-bearing liabilities:
Deposits	0.56%	0.67%	0.90%	0.94%	0.99%
Short-term borrowings		0.33%	2.03%
Long-term debt	0.56%	0.74%	4.19%	6.95%	7.26%
Total interest-bearing liabilities	0.56%	0.67%	0.95%	0.99%	1.05%
Net interest spread	3.17%	3.18%	3.44%	3.55%	4.26%
Net interest margin	3.26%	3.29%	3.60%	3.74%	4.46%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
At period end	2020	2020	2020	2019	2019
Assets:
Cash and due from banks	$10,646	$10,195	$12,128	$11,838	$13,108
Interest-bearing balances in other banks	21,312	33,033	61,107	38,510	16,733
Federal funds sold
Investment securities available-for-sale	98,846	74,134	68,402	91,247	106,637
Loans held for sale	4,547	4,252	272	81	336
Loans, net	1,163,442	1,165,453	887,449	852,109	883,506
Less: allowance for loan losses	11,624	9,736	8,251	7,516	7,097
Net loans	1,151,818	1,155,717	879,198	844,593	876,409
Premises and equipment, net	18,419	18,668	18,875	17,852	18,115
Accrued interest receivable	3,218	1,826	2,589	2,414	2,751
Goodwill			24,754	24,754	24,754
Other intangible assets, net	2,227	2,397	2,566	2,736	2,927
Other assets	45,739	46,578	47,152	45,929	47,989
Total assets	$1,356,772	$1,346,800	$1,117,043	$1,079,954	$1,109,759

Liabilities:
Deposits:
Noninterest-bearing	$178,168	$173,567	$148,633	$147,405	$161,211
Interest-bearing	853,145	849,586	809,870	793,075	808,372
Total deposits	1,031,313	1,023,153	958,503	940,480	969,583
Short-term borrowings
Long-term debt	217,031	217,010	26,992	6,971	6,951
Accrued interest payable	591	457	424	435	432
Other liabilities	12,413	11,728	12,683	13,958	15,538
Total liabilities	1,261,348	1,252,348	998,602	961,844	992,504

Stockholders’ equity:
Common stock	102,672	102,552	102,386	102,206	101,807
Capital surplus	190	161	134	112	300
Retained earnings (accumulated deficit)	(8,040)	(8,735)	16,081	16,140	15,557
Accumulated other comprehensive income (loss)	602	474	(160)	(348)	(409)
Total stockholders’ equity	95,424	94,452	118,441	118,110	117,255
Total liabilities and stockholders’ equity	$1,356,772	$1,346,800	$1,117,043	$1,079,954	$1,109,759

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
Average quarterly balances	2020	2020	2020	2019	2019
Assets:
Loans, net:
Taxable	$1,134,625	$1,041,161	$838,825	$822,667	$845,103
Tax-exempt	31,451	34,723	35,595	37,194	37,523
Total loans, net	1,166,076	1,075,884	874,420	859,861	882,626
Investments:
Taxable	66,049	58,230	77,400	91,665	87,753
Tax-exempt	10,812	8,442	4,628	4,929	5,257
Total investments	76,861	66,672	82,028	96,594	93,010
Interest-bearing balances with banks	38,334	48,174	30,490	33,882	34,323
Federal funds sold
Total earning assets	1,281,271	1,190,730	986,938	990,337	1,009,959
Other assets	73,079	102,097	98,407	99,930	101,242
Total assets	$1,354,350	$1,292,827	$1,085,345	$1,090,267	$1,111,201
Liabilities and stockholders’ equity:
Deposits:
Noninterest-bearing	$175,402	$171,500	$144,630	$152,596	$159,320
Interest-bearing	853,782	837,512	795,084	797,577	810,430
Total deposits	1,029,184	1,009,012	939,714	950,173	969,750
Short-term borrowings		28,417	989
Long-term debt	217,021	122,875	11,817	6,962	6,942
Other liabilities	12,135	13,062	13,668	15,179	16,581
Total liabilities	1,258,340	1,173,366	966,188	972,314	993,273
Stockholders’ equity	96,010	119,461	119,157	117,953	117,928
Total liabilities and stockholders’ equity	$1,354,350	$1,292,827	$1,085,345	$1,090,267	$1,111,201

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2020	2020	2020	2019	2019
At quarter end:
Nonperforming assets:
Nonaccrual loans	$3,225	$3,241	$2,048	$2,287	$2,927
Accruing restructured loans	9,648	9,592	2,646	2,666	2,692
Accruing loans past due 90 days or more	108	183	691	45	100
Foreclosed assets	25	363	346	82	87
Total nonperforming assets	$13,006	$13,379	$5,731	$5,080	$5,806

Three months ended:
Allowance for loan losses:
Beginning balance	$9,736	$8,251	$7,516	$7,097	$7,002
Charge-offs	42	574	1,123	237	985
Recoveries	86	47	58	500	31
Provision for loan losses	1,844	2,012	1,800	156	1,049
Ending balance	$11,624	$9,736	$8,251	$7,516	$7,097

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
Three months ended:	2020	2020	2020	2019	2019
Core net income (loss) per common share:
Net income (loss)	$695	$(24,122)	$633	$1,273	$2,266
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax			644	58	(42)
Add: Acquisition related expenses, net of tax
Add: Goodwill impairment		24,581
Net income (loss) – Core	$695	$459	$(11)	$1,215	$2,308

Average common shares outstanding	9,273,666	9,249,184	9,223,445	9,191,551	9,173,901
Core net income per common share	$0.07	$0.05	$0.00	$0.13	$0.25

Tangible book value:
Total stockholders’ equity	$95,424	$94,452	$118,441	$118,110	$117,255
Less: Goodwill			24,754	24,754	24,754
Less: Other intangible assets, net	2,227	2,397	2,566	2,736	2,927
Total tangible stockholders’ equity	$93,197	$92,055	$91,121	$90,620	$89,574

Common shares outstanding	9,279,491	9,263,697	9,236,039	9,216,616	9,182,565

Tangible book value per share	$10.04	$9.94	$9.87	$9.83	$9.75

Tangible stockholders’ equity to tangible assets:
Total stockholders’ equity	$95,424	$94,452	$118,441	$118,110	$117,255
Less: Goodwill			24,754	24,754	24,754
Less: Other intangible assets, net	2,227	2,397	2,566	2,736	2,927
Total tangible stockholders’ equity	$93,197	$92,055	$91,121	$90,620	$89,574

Total assets	$1,356,772	$1,346,800	$1,117,043	$1,079,954	$1,109,759
Less: Goodwill			24,754	24,754	24,754
Less: Other intangible assets, net	2,227	2,397	2,566	2,736	2,927
Total tangible assets	$1,354,545	$1,344,403	$1,089,723	$1,052,464	$1,082,078

Tangible stockholders’ equity to tangible assets	6.88%	6.85%	8.36%	8.61%	8.28%

Core return on average stockholders’ equity:
Net income (loss) GAAP	$695	$(24,122)	$633	$1,273	$2,266
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax			644	58	(42)
Add: Acquisition related expenses, net of tax
Add: Goodwill impairment		24,581
Net income (loss) – Core	$695	$459	$(11)	$1,215	$2,308

Average stockholders’ equity	$96,010	$119,461	$119,157	$117,953	$117,928
Core return on average stockholders’ equity	2.88%	1.55%	(0.04)%	4.09%	7.76%

Return on average tangible equity:
Net income (loss) GAAP	$695	$(24,122)	$633	$1,273	$2,266

Average stockholders’ equity	$96,010	$119,461	$119,157	$117,953	$117,928
Less: average intangibles	2,310	26,961	27,401	27,579	27,775
Average tangible stockholders’ equity	$93,700	$92,500	$91,756	$90,374	$90,153

Return on average tangible stockholders’ equity	2.95%	(104.88)%	2.77%	5.59%	9.97%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
Three months ended:	2020	2020	2020	2019	2019
Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$695	$(24,122)	$633	$1,273	$2,266
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax			644	58	(42)
Add: Acquisition related expenses, net of tax
Add: Goodwill impairment		24,581
Net income (loss) – Core	$695	$459	$(11)	$1,215	$2,308

Average stockholders’ equity	$96,010	$119,461	$119,157	$117,953	$117,928
Less: average intangibles	2,310	26,961	27,401	27,579	27,775
Average tangible stockholders’ equity	$93,700	$92,500	$91,756	$90,374	$90,153

Core return on average tangible stockholders’ equity	2.95%	2.00%	(0.05)%	5.33%	10.16%

Core return on average assets:
Net income (loss) GAAP	$695	$(24,122)	$633	$1,273	$2,266
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax			644	58	(42)
Add: Acquisition related expenses, net of tax
Add: Goodwill impairment		24,581
Net income (loss) – Core	$695	$459	$(11)	$1,215	$2,308

Average assets	$1,354,350	$1,292,827	$1,085,345	$1,090,267	$1,111,201
Core return on average assets	0.20%	0.14%	0.00%	0.44%	0.82%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Sep 30	Sep 30
Nine months ended:	2020	2019
Core net income per common share:
Net income (loss)	$(22,794)	$3,013
Adjustments:
Less: Gains (loss) on sale of investment securities, net of tax	644	(75)
Add: Executive separation expense, net of tax		1,752
Add: Goodwill impairment	24,581
Net income (loss) – core	$1,143	$4,840

Average common shares outstanding	9,248,856	9,159,281

Core net income (loss) per common share	$0.12	$0.53